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                                                                    EXHIBIT 4.15


                                 AMENDMENT NO. 1


                                       to

                          SALE AND SERVICING AGREEMENT


                                     between

                       ONYX ACCEPTANCE OWNER TRUST 2003-B
                                   as Issuer,


                      ONYX ACCEPTANCE FINANCIAL CORPORATION
                                   as Seller,


                           ONYX ACCEPTANCE CORPORATION
                                  as Servicer,


                                       and

                                 CITIBANK, N.A.
                      as Indenture Trustee and Trust Agent

                                -----------------


                          Dated as of November 14, 2003
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         This Amendment No. 1 to Sale and Servicing Agreement between Onyx
Acceptance Owner Trust 2003-B, as Issuer, Onyx Acceptance Financial Corporation, as Seller, Onyx Acceptance Corporation, as Servicer, and Citibank, N.A., as Indenture Trustee and Trust Agent (this "Amendment") is dated and effective as of November 14, 2003.

         WHEREAS, the parties hereto entered into the Sale and Servicing Agreement, dated as of May 1, 2003 (the "Sale and Servicing Agreement");

         WHEREAS, the parties hereto desire to modify certain provisions of the Sale and Servicing Agreement relating to the rights and obligations of the Back-up Servicer;

         WHEREAS, Section 9.01 of the Sale and Servicing Agreement permits the amendments contemplated herein by the Issuer, the Seller, the Servicer, the Indenture Trustee and the Trust Agent without the consent of any Noteholders, provided the Rating Agency Condition is satisfied and the consent of the Insurer is obtained;

         WHEREAS, the parties hereto have notified the Rating Agencies and have confirmed that the Rating Agency Condition has been satisfied with respect to this Amendment;

         WHEREAS, the parties hereto wish to amend the Sale and Servicing Agreement;

         NOW, THEREFORE, the parties hereto agree that the Sale and Servicing Agreement is hereby amended as follows:

         SECTION 1. EFFECTIVE DATE. This Amendment shall be effective as of November 14, 2003.

         SECTION 2.  DEFINITIONS.

         (a) Capitalized Terms. For purposes of this Amendment, all capitalized terms used and not otherwise defined herein have the meanings set forth in the Sale and Servicing Agreement.

         (b) Amendment of Section 1.01. The following defined term is hereby amended and restated in its entirety as follows:

                  "SERVICER" means Onyx in its capacity as the servicer of the Contracts under Section 3.01, and, in each case upon succession in accordance herewith, each Successor Servicer; provided, however, that the Back-up Servicer, if appointed Successor Servicer, shall succeed only to those responsibilities, duties and liabilities of the Servicer described hereunder as may be set forth in or modified by the Back-up Servicing Agreement.

         SECTION 3. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. The first paragraph of Section 7.02 is hereby amended and restated in its entirety as follows:

                  Except as otherwise provided in this Section 7.02, upon the termination or resignation of the Servicer, the Insurer shall appoint


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         a successor servicer (the "Successor Servicer"), which Successor
         Servicer shall succeed to all the responsibilities, duties and liabilities of the Servicer hereunder other than the obligation of the Servicer to purchase Contracts pursuant to Section 3.07 of this Agreement. If the Insurer fails to appoint a Successor Servicer within ten (10) Business Days of the termination or resignation of the Servicer, the Back-up Servicer, if any, shall become the Successor Servicer pursuant to the terms of the Back-up Servicing Agreement. In such case, the Back-up Servicer shall assume the servicing obligations and duties of the Servicer in accordance with Section 2.1(b) of the Back-up Servicing Agreement but shall not be obligated to purchase Contracts pursuant to Section 3.07 of this Agreement. Upon its appointment as Successor Servicer, any Successor Servicer appointed pursuant to the provisions of this Section 7.02, other than the Back-up Servicer, shall be entitled to that portion of the Servicing Fee payable to the Servicer and such other compensation (whether payable out of the Collection Account or otherwise) as the Servicer would be entitled to under this Agreement. The Back-up Servicer shall be entitled to such compensation specified in the Back-Up Servicing Agreement.

         SECTION 4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT THAT THE DUTIES OF THE TRUST AGENT AND THE INDENTURE TRUSTEE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 5. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 6. INSURER INSTRUCTION TO OWNER TRUSTEE. By its consent hereto, the Insurer hereby confirms that no Insurer Default has occurred and is continuing and authorizes and instructs the Owner Trustee to execute and deliver this Amendment, on behalf of the Issuer.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Sale and Servicing Agreement to be duly executed and delivered as of the day and year first above written.


                             ONYX ACCEPTANCE OWNER TRUST 2003-B
                             as Issuer

                             By:  Chase Manhattan Bank USA, National
                                  Association, not in its individual capacity
                                  but solely as Owner Trustee


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                             ONYX ACCEPTANCE FINANCIAL
                             CORPORATION, as Seller

                             By:________________________________________________
                                Michael A. Krahelski
                                Senior Vice President


                             ONYX ACCEPTANCE CORPORATION, as
                             Servicer and Custodian


                             By:________________________________________________
                                Don P. Duffy
                                Executive Vice President and
                                Chief Financial Officer


                             CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee and as Trust Agent


                             By:________________________________________________
                             Name:______________________________________________
                             Title:_____________________________________________


Amendment No. 1 to Sale and Servicing Agreement (2003-B) - Signature Page
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Consented to:

MBIA INSURANCE CORPORATION


By:
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Name:
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Title:
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